UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 21, 2007

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33182	75-2880496
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006
(Address of principal executive offices and zip code)

(214) 390-1831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2007, the Board of Directors (the “Board”) of Heelys, Inc. (the “Company”) approved an increase in the size of the Board from seven to eight directors and elected Gary L. Martin to the Board to fill the vacancy created.  Mr. Martin was also selected by the Board to serve as its non-executive Chairman. Mr. Martin, 61, is President and Chief Executive Officer of Capital Southwest Corporation, which wholly owns Capital Southwest Venture Corporation (“CSVC”), the Company’s largest shareholder, holding 9,317,310 shares of common stock, equivalent to a 34.4% equity interest.

The Board has not determined on which of its committees, if any, Mr. Martin will serve.   There is no arrangement or understanding between Mr. Martin and any other person pursuant to which he was selected as a director.

CSVC has the contractual right to designate two nominees for director to be included in the slate of director nominees selected by the Company’s management. Mr. Martin’s election to the Board was not pursuant to CSVC’s right to designate two nominees to the Board.

The Company’s former Chairman, Patrick F. Hamner, will remain on the Board and will serve as Senior Vice President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: August 27, 2007	By:	/s/ Michael G. Staffaroni
Michael G. Staffaroni
Chief Executive Officer